Pro forma Balance Sheets
June 30, 2011

	Nyxio	Nyxio		Pro forma	Unaudited
	Technologies, Inc.	Technologies Corp.		Adjustments	Pro forma

Assets
Current assets:
Cash	$46,023	$60		$-	$46,083
Accounts receivable	520	-		-	520
Inventory	10,003	-		-	10,003
Prepaid expenses	2,650	742		-	3,392
Due from related party	18,626	85,500	6	(85,500)	18,626
Total current assets	77,822	86,302		(85,500)	78,624

Fixed assets:
net of accumulated depreciation	15,470	-		-	15,470

Other assets:
Deposits	4,175	-		-	4,175
Total other assets	4,175	-		-	4,175

Total assets	$97,467	$86,302		$(85,500)	$98,269

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued liabilities	$114,465	$89,684	6	$(85,500)	$118,649
Convertible notes payable	-	17,007		-	17,007
Notes payable	167,618	111,030		-	278,648
Total current liabilities	282,083	217,721		(85,500)	414,304

Total liabilities	282,083	217,721		(85,500)	414,304

Stockholders' equity
Common stock	255	15,849	3	(255)
			4	22,500
			5	(849)	37,500
Additional paid-in capital	127,345	8,752,086	1	(8,899,354)
			2	3,967,500
			3	255
			4	(22,500)
			5	849	3,926,181
Accumulated deficit	(312,216)	(8,899,354	)1	8,899,354	-
			2	(3,967,500)	(4,279,716)
Total shareholders' equity	(184,616)	(131,419)		-	(316,035)

Total liabilities and shareholders' equity	$97,467	$86,302		$(85,500)	$98,269

1 Additional paid-in capital	8,899,354
Accumulated deficit		8,899,354
To eliminated RE of LED
2 Share-based compensation expense	3,967,500
Additional paid-in capital		3,967,500
To record FV of warrants issued in connection with Merger
3 Common stock	255
Additional paid-in capital		255
To eliminated capital stock of Nyxio
4 Additional paid-in capital	22,500
Common stock		22,500
To record issuance of merger shares per agreement
5 Common stock	849
Additional paid-in capital		849
To record cancellation of shares per merger agreement
6 Accrued expenses	85,500
Prepaid expenses		85,500
To eliminate intercompany activity

The Accompanying notes are an integral part of these financial statements

Pro forma Statements of Operations
For the Six-Months Ended June 30, 2011

	Nyxio	Nyxio
	Technologies	Technologies	Pro forma		Unaudited
	Inc.	Corp	Adjustments		Pro forma

Revenue	$3,338	$-	$-		$3,338
Cost of goods sold	2,183	-	-		2,183

Gross profit	1,155	-	-		1,155

Operating expenses
Consulting services	18,230	-	-		18,230
Depreciation	1,779	-	-		1,779
General and administrative	20,232	1,027	-		21,259
Professional fees	75,683	65,210	-		140,893
Promotional and marketing	11,145	-	-		11,145
Rent expense	17,821	-	-		17,821
Salaries and wages	20,859	10,500	-		31,359
Share-based compensastion	-	-	3,967,500	2	3,967,500
Travel and entertainment	33,074	-	-		33,074
Total operating expenses	198,823	76,737	3,967,500		4,243,060

Net loss from operations	(197,668)	(76,737)	(3,967,500)		(4,241,905)

Other income (expense)
Interest expense	(10,711)	(5,077)	-		(15,788)
Total other income (expense)	(10,711)	(5,077)	-		(15,788)

Net loss	$(208,379)	$(81,814)	$(3,967,500)		$(4,257,693)

Basic and fully diluted loss per common share	$(7.41)	$(0.01)
Basic and fully diluted - weighted average common shares outstanding	28,111	15,536,221

The accompanying notes are an integral part of these financial statements

Pro forma Statements of Operations
For the Year Ended December 31, 2010

	Nyxio	Nyxio
	Technologies	Technologies	Pro forma	Unaudited
	Inc.	Corp	Adjustments	Pro forma

Revenue	$10,105	$-	$-	$10,105
Cost of goods sold	6,718	-	-	6,718

Gross profit	3,387	-	-	3,387

Operating expenses
Consulting services	5,564	-	-	5,564
Depreciation	1,980	-	-	1,980
General and administrative	16,815	4,424	-	21,239
Professional fees	651	66,315	-	66,966
Promotional and marketing	5,705	60,161	-	65,866
Rent expense	11,089	-	-	11,089
Salaries and wages	40,079	30,000	-	70,079
Travel and entertainment	18,156	-	-	18,156
Total operating expenses	100,039	160,900	-	260,939

Net loss from operations	(96,652)	(160,900)	-	(257,552)

Other income (expense)
Interest expense	(7,185)	(12,290)	-	(19,475)
Total other income (expense)	(7,185)	(12,290)	-	(19,475)

Net loss	$(103,837)	$(173,190)	$-	$(277,027)

Basic and fully diluted loss per common share	$(1,038.37)	$(0.01)
Basic and fully diluted - weighted average common shares outstanding	100	25,503,818

The accompanying notes are an integral part of these financial statements

Notes to Pro Forma Condensed Consolidated Financial Statement
(Unaudited)

Note 1
The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of Nyxio Technologies, Inc. (“Nyxio”) (an Oregon Corporation) in exchange for 22,500,000 shares of common stock of Nyxio Technologies Corp (formerly LED Power Group, Inc.) (“LED”) (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of Nyxio (included herein) and LED (filed with the SEC).

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on June 30, 2011. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of Nyxio and LED for the year ended December 31, 2010 and the six months ended June 30, 2011.

In accordance with the Merger Agreement, LED acquired 100% of the outstanding shares of Nyxio in exchange for 22,500,000 shares of its common stock or 66% ownership interest in LED. The pro forma adjustments reflect the recapitalization of Nyxio as the acquirer of LED resulting from the controlling interest acquired by Nyxio. Because the acquisition was accounted for under the purchase method, there was neither goodwill recognized nor any adjustments to the book value of the net assets of LED that would affect the pro forma statement of operations.